Exhibit 99.1
INVESTOR RELATIONS CONTACT:
Steven D. Barnhart,
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
December 6, 2013

SEARS HOMETOWN AND OUTLET STORES, INC. REPORTS THIRD QUARTER 2013 RESULTS
HOFFMAN ESTATES, Ill. - Sears Hometown and Outlet Stores, Inc. (NASDAQ: SHOS) today reported results for its quarter ended November 2, 2013.
Results for the third quarter included:

•	Operating income decreased 7% to $13.2 million compared to $14.1 million in the prior year

•	Net income attributable to stockholders decreased 12% to $7.7 million ($0.33 income per diluted share) compared to $8.8 million ($0.38 income per diluted share) in the prior year

•	Adjusted EBITDA decreased 16% to $13.8 million compared to $16.4 million in the prior year

•	Comparable store sales decreased 2.0% versus the prior year

•	279,247 shares of stock were repurchased for $8.4 million
Year-to-date results through the third quarter included:

•	Operating income decreased 35% to $53.3 million compared to $82.3 million in the prior year

•	Net income attributable to stockholders decreased 37% to $31.8 million ($1.38 income per diluted share) compared to $50.4 million ($2.18 income per diluted share) in the prior year

•	Adjusted EBITDA decreased 35% to $58.3 million compared to $89.9 million in the prior year

•	Comparable store sales decreased 1.8% versus the prior year

Bruce Johnson, Chief Executive Officer and President, said, "Sales of home appliances increased during the quarter, while sales of lawn and garden, consumer electronics, and apparel (which is only sold in Outlet Stores) declined. The fourth quarter of 2013 will be the last quarter where we will have a significant negative comparable store sales impact due to our exit from consumer electronics in most stores in our Hometown segment. In our Outlet segment, we completed the initial test of franchising and began rolling out this model, which generated higher initial franchise revenues in the quarter and allows us to continue our transition to an asset light, franchised operation. We also completed a successful test of furniture sales in our Outlet stores and have a limited selection of furniture inventory in place across the format for the holiday season. This continues our strategy of shifting our product mix toward higher margin categories, which began last fall with reductions in consumer electronics and expansion in mattresses and tools."

"October 11th marked the first anniversary of our separation from Sears Holdings Corporation. During the past twelve months associates at all levels have helped to establish the organizational and functional capabilities required of an independent company, and I want to recognize them for their efforts. For the quarter the year-over-year increase in expense incurred as a result of operating as an independent public company totaled $5 million. This was the last quarter that SHO appliance showrooms will operate inside of Orchard Supply Hardware stores, based on Orchard's decision during its bankruptcy proceedings to terminate our relationship. We closed 14 locations during the quarter, for a total of 21 Orchard locations closed in 2013. The impact of these closures on the third quarter was to reduce revenue by $1.2 million and EBITDA by $0.3 million."
Third Quarter Results

We operate through two segments--our Sears Hometown and Hardware segment ("Hometown") and our Sears Outlet segment ("Outlet").

Net sales in the third quarter of 2013 increased $4.2 million, or 0.7%, to $561.1 million from the third quarter of 2012. This increase was driven primarily by higher initial franchise revenues (which were $7.8 million in the third quarter of 2013 compared to $1.5 million in the third quarter of 2012) and sales from new stores (net of closures). Partially offsetting these increases were a 2.0% decrease in comparable store sales and an unfavorable impact of the calendar shift due to the 53rd week in 2012.

The comparable store sales decrease of 2.0% was comprised of a 1.5% decrease in Hometown and a 3.4% decrease in Outlet. The 2.0% decrease was primarily driven by lower major appliance and apparel sales in Outlet, lower Hometown lawn and garden sales, lower tools-category sales in both segments, and lower consumer electronics sales following our planned exit from the this category in most Hometown stores. These decreases were partially offset by higher major appliances sales in Hometown.

Gross margin was $135.5 million, or 24.1% of net sales, in the third quarter of 2013 compared to $138.4 million, or
24.9% of net sales, in the third quarter of 2012. The decrease in gross margin rate was primarily driven by (1) lower margins on merchandise sales, (2) $3.7 million of Outlet distribution center costs that were separated from selling store costs and were reflected in selling and administrative expense in 2012, (3) a $2.3 million warranty expense timing benefit in 2012, (4) $0.9 million primarily consisting of additional occupancy costs incurred as a result of operating as an independent company since the Separation, and (5) lower Outlet merchandise-liquidation income. These decreases were partially offset by the increase in initial franchise revenues, a $2.1 million increase in warranty reserves in 2012, and lower occupancy costs resulting from the conversion of Company-operated stores to franchisee-operated stores.

Selling and administrative expenses decreased to $121.7 million, or 21.7% of net sales, in the third quarter of 2013 from $122.1 million, or 21.9% of net sales, in the prior year quarter. The decrease was primarily due to a reduction in payroll and benefits related to franchise conversions and $3.7 million in Outlet distribution-center costs that were separated from selling store costs and were reflected in selling and administrative expense in the third quarter of 2012 and reflected in gross margin in the third quarter of 2013. These decreases were partially offset by an estimated $4.1 million in higher costs from operating as an independent company, higher owner commissions in both Hometown and Outlet (primarily related to the conversion of Company-operated stores to franchisee-operated stores), and higher marketing costs in Hometown.

We recorded operating income of $13.2 million and $14.1 million in the third quarters of 2013 and 2012, respectively. The $0.9 million decrease in operating income was driven by a lower gross profit rate partially offset by higher net sales, lower selling and administrative expenses, and a $1.6 million gain on the sale of an Outlet store location. Included in these impacts on year-over-year operating income was an estimated $5.0 million of higher operating costs in the third quarter of 2013 incurred as a result of operating as an independent public company since our separation from Sears Holdings Corporation in October 2012.
Financial Position

We had cash and cash equivalents of $21.5 million as of November 2, 2013, $21.8 million as of October 27, 2012, and $20.1 million as of February 2, 2013. Availability as of November 2, 2013 under our Credit Agreement, dated as of October 11, 2012, among the Company, its subsidiaries, Bank of America, N.A., and other lenders (the “Senior ABL Facility”) was $158.7 million with $87.9 million drawn and $3.4 million of letters of credit outstanding under the facility. Through the third quarter of 2013, we financed our operations and investments primarily with short-term borrowings under the Senior ABL Facility. Our primary need for liquidity was to fund inventory purchases and capital expenditures and for general corporate purposes.
Total merchandise inventories were $488.6 million at November 2, 2013 and $429.4 million at October 27, 2012. Merchandise inventories increased primarily due to higher inventory in home appliances from merchandise resets in Hometown and greater flow of scratch-and-dent product along with opportunistic buys in Outlet partially offset by a reduction in consumer electronics inventory resulting from our exit of this category in most Hometown stores and lower apparel inventory in Outlet due to a decline in receipts compared to the prior year.
During the quarter the Company repurchased 279,247 shares of stock for $8.4 million at an average price of $29.97 as part of the $25 million share repurchase program authorized by the Company's Board of Directors on August 28, 2013.
Adjusted EBITDA

In addition to our net income determined in accordance with GAAP, for purposes of evaluating operating performance we generally use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA.” Following the Separation our management has used Adjusted EBITDA to evaluate the operating performance of our business for comparable periods. While Adjusted EBITDA is a non-GAAP measurement, management believes that it can be an important indicator of operating performance because it excludes (1) the effects of financing and investing activities by eliminating interest and depreciation costs and (2) store closing charges and severance costs that may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. During the 13 and 39 weeks ended November 2, 2013 and the 13 weeks ended October 27, 2012 we incurred zero store closing and severance charges. During the 39 weeks ended October 27, 2012 we incurred $0.8 million of store closing charges and severance costs. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as Adjusted EBITDA excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements.

The following table presents a reconciliation of Adjusted EBITDA to Net income, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended		39 Weeks Ended
Thousands	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net income	$7,695	$8,760	$31,826	$50,420
Income tax expense	5,191	5,629	20,812	32,689
Other income	(460)	(382)	(1,306)	(968)
Interest expense	738	70	1,969	111
Operating income	13,164	14,077	53,301	82,252
Depreciation	2,177	2,282	6,569	6,815
Store closing charges and severance costs	—	—	—	797
Gain on the sale of assets	(1,567)	—	(1,567)	—
Adjusted EBITDA	$13,774	$16,359	$58,303	$89,864

Forward-Looking Statements
This news release contains forward-looking statements (the “forward-looking statements”). The forward-looking statements are subject to significant risks and uncertainties that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: our continued reliance on Sears Holdings Corporation ("Sears Holdings") for most products and services that are important to the successful operation of our business; our potential need to depend on Sears Holdings beyond the expiration or earlier termination by Sears Holdings of certain of our agreements with Sears Holdings; the willingness and ability of Sears Holdings to meet what we believe are Sears Holdings' contractual obligations to us; our ability to successfully resolve existing and, if any arise, future contractual disputes with Sears Holdings; our ability to offer merchandise and services that our customers want, including those under the KENMORE®, CRAFTSMAN®, and DIEHARD® brands (which brands are owned by subsidiaries of Sears Holdings); the sale by Sears Holdings and its subsidiaries to other retailers that compete with us of major home appliances and other products branded with the Kenmore, Craftsman, or DieHard brands; our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail industry; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, the consolidation of Hometown and Outlet into a single business entity, the Separation, operating as a standalone business entity, and the impact of increased costs due to a decrease in our purchasing power following the Separation and other losses of benefits associated with being wholly owned by Sears Holdings and its subsidiaries; our agreements related to the rights offering and Separation transactions and our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received different terms from unaffiliated third parties; anticipated limitations and restrictions in the Senior ABL Facility and related agreements governing our indebtedness and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms; our dependence on independent dealers and independent franchisees to operate their stores profitably and in a manner consistent with our concepts and standards; our dependence on sources outside the U.S. for significant amounts of our merchandise inventories; impairment charges for goodwill or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other employees; the impact of increased costs associated with being an independent company; our ability to maintain effective internal controls as a public company; our ability to realize the benefits that we expect to achieve from the Separation; low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; the impact on our common stock and our overall performance as a result of our principal stockholders' ability to exert control over us; and other risks, uncertainties, and factors discussed in our most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the date of this news release, and we do not undertake to update or revise the forward-looking statements as more information becomes available.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools and lawn and garden equipment. Our Hometown stores are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods, and household goods, depending on the particular format. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than manufacturers' suggested retail prices. As of November 2, 2013, we and our dealers and franchisees operated 1,239 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.

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Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
Thousands, except per share amounts	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
NET SALES	$561,068	$556,903	$1,819,084	$1,822,445
COSTS AND EXPENSES
Cost of sales and occupancy	425,596	418,490	1,380,966	1,365,347
Selling and administrative	121,698	122,054	379,815	368,031
Depreciation	2,177	2,282	6,569	6,815
Gain on the sale of assets	(1,567)	—	(1,567)	—
Total costs and expenses	547,904	542,826	1,765,783	1,740,193
Operating income	13,164	14,077	53,301	82,252
Interest income (expense)	(738)	(70)	(1,969)	(111)
Other income	460	382	1,306	968
Income before income taxes	12,886	14,389	52,638	83,109
Income tax expense	(5,191)	(5,629)	(20,812)	(32,689)
NET INCOME	$7,695	$8,760	$31,826	$50,420

NET INCOME PER COMMON SHARE
ATTRIBUTABLE TO STOCKHOLDERS

Basic:	$0.33	$0.38	$1.38	$2.18
Diluted:	$0.33	$0.38	$1.38	$2.18

Basic weighted average common shares outstanding	22,999	23,100	23,066	23,100
Diluted weighted average common shares outstanding	22,999	23,100	23,070	23,100

Sears Hometown and Outlet Stores, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

Thousands	November 2, 2013	October 27, 2012	February 2, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,487	$21,841	$20,068
Accounts receivable	17,207	13,905	10,986
Merchandise inventories	488,626	429,407	428,437
Prepaid expenses and other current assets	8,113	12,301	14,321
Total current assets	535,433	477,454	473,812
PROPERTY AND EQUIPMENT, net	49,544	54,088	53,383
GOODWILL	167,000	167,000	167,000
LONG-TERM DEFERRED TAXES	63,916	70,648	69,001
OTHER ASSETS	32,115	22,509	22,607
TOTAL ASSETS	$848,008	$791,699	$785,803
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings	$87,900	$47,100	$20,000
Payable to Sears Holdings Corporation	57,414	77,687	79,491
Accounts payable	31,727	29,228	31,830
Other current liabilities	74,306	76,265	83,211
Current portion of capital lease obligations	1,082	1,499	1,463
Total current liabilities	252,429	231,779	215,995
CAPITAL LEASE OBLIGATIONS	98	870	769
OTHER LONG-TERM LIABILITIES	5,139	2,423	2,752
TOTAL LIABILITIES	257,666	235,072	219,516

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	590,342	556,627	566,287
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$848,008	$791,699	$785,803

Sears Hometown and Outlet Stores, Inc.
Segment Results
(Unaudited)

Hometown
	13 Weeks Ended		39 Weeks Ended
Thousands, except for number of stores	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net sales	$413,171	$414,985	$1,361,908	$1,403,218
Comparable store sales %	(1.5)%	4.4%	(2.9)%	1.0%
Cost of sales and occupancy	318,362	316,820	1,040,750	1,066,728
Gross margin dollars	94,809	98,165	321,158	336,490
Margin rate	22.9%	23.7%	23.6%	24.0%
Selling and administrative	94,818	94,149	299,175	287,400
Selling and administrative expense as a percentage of net sales	22.9%	22.7%	22.0%	20.5%
Depreciation	760	797	2,372	2,423
Total costs and expenses	413,940	411,766	1,342,297	1,356,551
Operating income	$(769)	$3,219	$19,611	$46,667
Total Hometown stores			1,108	1,111

Outlet
	13 Weeks Ended		39 Weeks Ended
Thousands, except for number of stores	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net sales	$147,897	$141,918	$457,176	$419,227
Comparable store sales %	(3.4)%	(0.8)%	1.9%	0.6%
Cost of sales and occupancy	107,234	101,670	340,216	298,619
Gross margin dollars	40,663	40,248	116,960	120,608
Margin rate	27.5%	28.4%	25.6%	28.8%
Selling and administrative	26,880	27,905	80,640	80,631
Selling and administrative expense as a percentage of net sales	18.2%	19.7%	17.6%	19.2%
Depreciation	1,417	1,485	4,197	4,392
Gain on the sale of assets	(1,567)	—	(1,567)	—
Total costs and expenses	133,964	131,060	423,486	383,642
Operating income	$13,933	$10,858	$33,690	$35,585
Total Outlet stores			131	126